Exhibit 10.1

ASSIGNMENT AND ASSUMPTION OF SINGLE FAMILY HOMES REAL ESTATE

PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Assignment”) is made and entered into as of March 13, 2015 (the “Effective Date”), by and between REVEN HOUSING FLORIDA, LLC, a Delaware limited liability company (“Assignor”), and REVEN HOUSING FLORIDA 2, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

A.   ADCIP, LLC, a Delaware limited liability company, ADCIP II, LLC, a Delaware limited liability company, APICDA, LLC, a Delaware limited liability company, BPICDA, LLC, a Delaware limited liability company, CPICDA, LLC, a Delaware limited liability company, DPICDA, LLC, a Delaware limited liability company, EPICDA, LLC, a Delaware limited liability company and FPICDA, a Delaware limited liability company, (collectively, the “Sellers”), and Assignor (the “Buyer”), entered into that certain Single Family Homes Real Estate Purchase and Sale Agreement, dated as of January 30, 2015 (as amended from time to time, the “Agreement”), governing the purchase and sale of certain single family homes in the State of Florida. Terms capitalized and not otherwise defined in this Assignment shall have the meanings ascribed to them in the Agreement;

B.   Assignor may assign its right, title and interest in and to the Agreement to an affiliate, without Seller’s consent, pursuant to Section 22(g) of the Agreement. Assignee is an affiliate of Assignor as defined in the Agreement; and

C.   Assignor and Assignee desire to evidence the assignment of all of Assignor’s right, title and interest in and to the Agreement to Assignee, and the assumption by Assignee of the obligations of Assignor under the Agreement.

AGREEMENT

NOW, THEREFORE, in reliance on the preceding recitals, and in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Assignment

      Assignor hereby transfers, assigns and conveys, without recourse, representation or warranty, express or implied (except as expressly provided in Section 3 below), all of Assignor’s rights, interests, liabilities and obligations in and to the Property, and all of Assignor’s rights, interests, liabilities and obligations under the Agreement (and related documents) to acquire same to Assignee, including, without limitation, all of its right, title and interest in and to all deposits made pursuant to the Agreement and any and all interest earned thereon.

2.   Assumption

      Assignee hereby assumes all such rights, interests, liabilities and obligations, and joins in all representations, warranties, releases, and indemnities, of Assignor under the Agreement (and related documents) relating to such Property and the Agreement (and related documents) assigned to it above. Notwithstanding the preceding, Assignor agrees that Assignor will not be released from any liabilities or obligations arising under the Agreement.

3.   Representations and Warranties

      Notwithstanding anything stated to the contrary contained in Section 1 of this Assignment, Assignor hereby represents and warrants to Assignee that it is the owner of all of the right, title and interest of the Buyer under the Agreement and that it has not previously assigned any of its right, title or interest in and to the Agreement.

4.   Release Under Agreement. Upon consummation of the transactions contemplated by the Agreement, Assignor shall be automatically released from its obligations under the Agreement.

5.   Miscellaneous

i.       Time is of the essence with respect to the terms of this Assignment.

ii.      This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronically transmitted counterpart of this Assignment shall constitute an original for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:

REVEN HOUSING FLORIDA, LLC,
a Delaware limited liability company

By:	/s/ Chad Carpenter
Chad Carpenter
Chief Executive Officer

ASSIGNEE:

REVEN HOUSING FLORIDA 2, LLC,
a Delaware limited liability company

By:	/s/ Chad Carpenter
Chad Carpenter
Chief Executive Officer